TANARIS POWER HOLDINGS INC ("Tanaris") (TPHX) is pleased to announce the signing of an option agreement for the acquisition of 8 hardrock lithium properties in Quebec, Canada. The properties are located in Quebec's two major lithium pegmatite districts and are centered on eight official occurrences listed in the government database of mineral occurrences. These properties are located in Quebec's vast territory where the only hardrock lithium production was ever implemented in North America.

Quebec is well-known for its lithium potential where there are currently over five different deposits that are advancing towards commercial production. One of these being a former Quebec mine where lithium was produced until 1966 and is again being readied for commercial production. The Quebec lithium is located in the Abitibi region, one of the two lithium districts in the province. The other district known as the James Bay region, is host to several more deposits namely the Whabouchi deposit. A positive feasibility study was recently completed on the deposit and the company is currently seeking funding to further advance these properties.

According to government records, each of Tanaris' occurrences is found in association with granitic pegmatite, the common host rock in which the lithium-bearing mineral spodumene is found. Pegmatites occur in clusters and several new pegmatites could eventually be found on each property through exploration. The properties cover an area of approximately 1150 hectares covering highly prospective geology. Historical data point to grades of up to 0.8% LiO2 which compares favourably to the cut-off grades used for the feasibility at the two most advanced projects.

On a corporate update, on February 6, 2015, the Company entered into a Stock Purchase Agreement with Tanaris Power, Inc., a privately held Nevada corporation and its sole shareholder. The Company has paid $250,000 of the $350,000 per the terms of that Agreement, and is presently negotiating an extension for the balance of the payment.

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Tanaris Power Holdings Inc
www.tanarispowerholdings.com